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                                                                   EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-83987, and 333-83531) pertaining to the Tanning Technology Corporation 1997 Stock Option Plan, the Tanning Technology Corporation 1998 Stock Option Plan, the Tanning Technology Corporation 1999 Employee Stock Purchase Plan, and the Tanning Technology Corporation 1999 Stock Option Plan of our report dated January 25, 2001, with respect to the consolidated financial statements and schedule of Tanning Technology Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000.


                                        ERNST & YOUNG LLP


Denver, Colorado
April 2, 2001